SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant                              [X]

Filed by a Party other than the Registrant           [ ]

Check the appropriate box:

[ ]    Preliminary Proxy Statement

[X]    Definitive Proxy Statement

[ ]    Definitive Additional Materials

[ ]    Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                           INTERNATIONAL POST LIMITED
                           --------------------------
                (Name of Registrant as Specified In Its Charter)

                           INTERNATIONAL POST LIMITED
                           --------------------------
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required.

[ ]    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

       (1)    Title of each class of securities to which transaction applies:


       (2)    Aggregate number of securities to which transaction applies:


       (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:


       (4)    Proposed maximum aggregate value of transaction:


       (5)    Total fee paid:


[ ]    Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)       Amount Previously Paid:


       2)       Form, Schedule or Registration Statement No:


       3)       Filing Party:


       4)       Date Filed:

                           INTERNATIONAL POST LIMITED

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS


         The Annual Meeting of Stockholders of International Post Limited (the "Company"), a Delaware corporation, will be held on January 8, 1997 at 10 a.m. at The Sky Club, 200 Park Avenue, 56th Floor, New York, New York 10166 for the following purposes:

         1. To elect seven directors of the Company to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified; and

         2. To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

         Stockholders of record at the close of business on November 15, 1996 are entitled to notice of and to vote at the meeting.

         YOU ARE REQUESTED TO FILL IN, DATE AND SIGN THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND TO MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE.

                                             By Order of the Board of Directors,

                                             /s/ GARY R. STRACK
                                             ------------------
                                             Gary R. Strack
                                             Secretary


New York, New York
November 26, 1996





IMPORTANT: Please sign, date and return your proxy card in the self-addressed, stamped envelope enclosed for your convenience. No postage is required if mailed within the United States.

                           INTERNATIONAL POST LIMITED

               PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS

                                 January 8, 1997


         This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of International Post Limited (the
"Company"), a Delaware corporation, to be used at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") which will be held at 10 a.m., local time, on January 8, 1997 at The Sky Club, 200 Park Avenue, 56th
Floor, New York, New York 10166 and at any adjournments or postponements thereof.

         If proxy cards in the accompanying form are properly executed and returned, the shares of common stock of the Company (the "Common Stock") represented thereby will be voted as instructed on the proxy. Stockholders who execute proxies retain the right to revoke them at any time by notice in writing to the Secretary of the Company or by revocation in person at the meeting; unless so revoked, the shares represented by proxies will be voted at the meeting in accordance with the directions given therein. If no directions are given, proxies will be voted FOR the election of the nominees named below under the caption "Election of Directors-Nominees for Election" and in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the meeting and any adjournments or postponements thereof.

         Holders of record of the Common Stock on November 15, 1996 will be entitled to notice of and vote at the Annual Meeting or at any adjournment or postponement thereof. As of that date, there were 6,226,958 shares of Common Stock outstanding and entitled to vote, and a majority, or 3,113,480 of these shares, will constitute a quorum for the transaction of business. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions and broker non-votes are not considered votes cast and will have no effect on the outcome of the votes for the proposal set forth above. Each share of Common Stock entitles the holder thereof to one vote on all matters to come before the meeting, including the election of directors.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED HEREIN.

         The principal executive offices of the Company are located at 545 Fifth Avenue, New York, New York 10017. The approximate date on which this Proxy Statement and the enclosed form of proxy were first sent or given to stockholders was November 26, 1996.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


         The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of September 30, 1996 (unless otherwise indicated), by (a) the persons who are known to the Company to be the beneficial owners of more than five percent of the Common Stock, (b) each director and Named Executive Officer (as hereinafter defined) of the Company, and (c) all officers and directors of the Company as a group. Unless otherwise indicated, each of the persons or entities listed below exercises sole voting and investment power over the shares that each of them beneficially owns.




                                                                Amount
                                                             Beneficially           Percent
NAME                                                            Owned              of  Class
----                                                         ------------          ---------

Beneficial Owners:


MTE Holdings, Inc. (1)................................         2,562,105             41.15%
Goldman, Sachs & Co. (2)..............................           507,800(3)           8.15%
Sandler Capital Management,
Sandler Associates and J.K. Media (4).................         1,096,000             17.60%
Directors and Named Executive Officers:
Robert H. Alter.......................................             2,000                 *
Julius Barnathan......................................             7,000                 *
Terrence A. Elkes (5)(6)(7)...........................           516,012(8)           8.25%
Kenneth F. Gorman (5)(6)(7)...........................           291,012(9)           4.65%
Martin Irwin (10).....................................            69,417              1.11%
Jeffrey J. Kaplan (11)................................           181,818              2.84%
Kenneth D. Lorber (12)................................                 0                 *
Adrien Macaluso (13)..................................                 0                 *
Dominic Pandolfino....................................                 0                 *
Daniel Rosen (14).....................................            11,250                 *
Louis H. Siracusano (15)..............................             3,500                 *
Sylvester Timpanaro ..................................                 0                 *
All Directors and Executive Officers as a group,
consisting of 12 persons (16).........................         1,082,009             16.73%

-----------------------
*    Less than 1%.

(1) The business address of MTE Holdings, Inc. ("Holdings") is c/o Goldstein Golub Kessler & Co. PC, 1185 Avenue of the Americas, New York, New York 10036-2602, Attention: Jeffrey Grossman. Holdings' share ownership includes an aggregate of 299,024 shares with respect to which Terrence A. Elkes and Kenneth F. Gorman have options to purchase from Holdings. Apollo Partners, Ltd. ("Apollo"), a private investment firm in which Terrence A. Elkes and Kenneth F. Gorman are Managing Directors and co-owners, is the record owner and has voting control over 100% of the voting stock of Holdings pursuant to a voting trust agreement under which it serves as trustee for the beneficiaries, The Equitable Life Assurance Society of the United States and the Equitable Deal Flow Fund, L.P. (collectively, the "Equitable Entities"). Shares owned by Holdings are pledged to the Equitable Entities by Holdings as collateral security for certain loans to Holdings. Such loans are in default, and the Equitable Entities are in the process of foreclosing on such shares.

(2) The shares are held by Goldman, Sachs & Co. in its capacity as the investment adviser to numerous entities. Goldman, Sachs & Co. and its affiliates disclaim beneficial ownership of these shares. The address of Goldman, Sachs & Co. is 85 Broad Street, New York, NY 10004.

(3) Includes 477,100 shares beneficially owned by Goldman Sachs Small Cap Equity Fund (the "Fund") for which Goldman, Sachs & Co. acts as investment adviser. The Fund is a separate portfolio of Goldman Sachs Equity Portfolios, Inc., an open-end management investment company. The address of the Fund is One New York Plaza, New York, NY 10004.

(4) Based on Amendment No. 3 dated February 1, 1996 to a Schedule 13D by Sandler Capital Management, Sandler Associates and J.K. Media. Of such shares, 921,000 are held by Sandler Capital Management, 155,000 are held by Sandler Associates and 20,000 are held by J.K. Media.

(5) Includes five-year, non-qualified options to purchase 30,000 shares of Common Stock at an exercise price equal to the initial public offering price of $11.00 per share granted as of February 15, 1994 to each of Mr. Elkes and Mr. Gorman in connection with the Company's initial public offering in February 1994 (the "Offering") and the Company's purchase from Video Services Corporation ("VSC") of all of the outstanding capital stock of Audio plus Video International, Inc. ("Audio Plus Video") simultaneously with the closing of the Offering (the "Acquisition"). Such options vested three months after the consummation of the Offering and are non-transferable.

(6) Includes five-year options to purchase 30,000 shares of Common Stock at an exercise price equal to the initial public offering price of $11.00 per share granted by VSC, as of the date of the consummation of the Offering, to each of Mr. Elkes and Mr. Gorman in connection with the Offering and the Acquisition. Such options vested three months after the consummation of the Offering and are non-transferable.

(7) Includes six-year, non-qualified options to purchase 149,512 shares of Common Stock at an exercise price of 18.75% of the initial public offering price ($2.06 per share) granted by Holdings, as of the date of the consummation of the Offering, to each of Mr. Elkes and Mr. Gorman in connection with the Offering and the Acquisition, and in settlement of Apollo's rights under a certain contract with Holdings. Such options are non-transferable and vested after January 1, 1995.

(8) Includes 10,000 shares owned by Mr. Elkes' children. Mr. Elkes disclaims beneficial ownership of all such shares.

(9) Includes 2,000 shares owned by Mr. Gorman's children and 3,000 shares owned by Mr. Gorman's grandchildren. Mr. Gorman disclaims beneficial ownership of all such shares.

(10) Mr. Irwin's share ownership excludes options to purchase 120,000 shares of Common Stock under the Company's long-term incentive plan, exercisable at prices ranging from $4.00 to $6.00 per share, which become exercisable more than 60 days after the date of this Proxy Statement.

(11) Mr. Kaplan's share ownership represents options to purchase 181,818 shares of Common Stock granted to Mr. Kaplan by the Company, which are immediately exercisable at $9.35 per share. Mr. Kaplan's share ownership excludes options to purchase 90,000 shares of Common Stock under the Company's long-term incentive plan, exercisable at prices ranging from $4.00 to $6.00 per share, which become exercisable or vest more than 60 days after the date of this Proxy Statement.

(12) Mr. Lorber's share ownership excludes options to purchase 25,000 shares of Common Stock under the Company's long-term incentive plan, exercisable at prices ranging from $4.00 to $6.00 per share, which become exercisable or vest more than 60 days after the date of this Proxy Statement.

(13) Mr. Macaluso's share ownership excludes options to purchase 60,000 shares of Common Stock under the Company's long-term incentive plan, exercisable at prices ranging from $4.00 to $6.00 per share, which become exercisable or vest more than 60 days after the date of this Proxy Statement.

(14) Mr. Rosen's share ownership (i) excludes options to purchase 75,000 shares of Common Stock under the Company's long-term incentive plan, exercisable at prices ranging from $4.00 to $6.00 per share, which become exercisable or vest more than 60 days after the date of this Proxy Statement, and (ii) includes shares of Common Stock owned by Mr. Rosen's son and the Ned Rosen Trust, of which Mr. Rosen is the trustee, in the amounts of 1,250 and 5,000, respectively. Mr. Rosen disclaims beneficial ownership of all shares of Common Stock owned by his son and the Ned Rosen Trust.

(15) Mr. Siracusano is a director and the chief executive officer of VSC. VSC currently owns 212,094 shares of Common Stock. VSC has granted options to Messrs. Elkes and Gorman, each to purchase 30,000 of such shares.

(16) Share ownership for all officers and directors as a group does not include options to purchase an aggregate of 382,500 shares of Common Stock granted to all officers and directors as a group under the Company's long-term incentive plan, which become exercisable or vest more than 60 days after the date of this Proxy Statement.

                              ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

         Seven directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Stockholders and until their respective successors have been elected and qualified. Directors are elected by an affirmative vote of a majority of the votes cast.

         EACH PROXY RECEIVED WILL BE VOTED FOR THE ELECTION OF THE NOMINEES NAMED BELOW UNLESS OTHERWISE SPECIFIED IN THE PROXY. At this time, the Board of Directors of the Company knows of no reason why any nominee might be unable to serve. Except as indicated below, there are no arrangements or understandings between any director and any other person pursuant to which such person was selected as a director or nominee.


                                                                        DIRECTOR
                                                                          SINCE
                                                                        --------
Robert H. Alter, 67...................................................    1993

   Robert H. Alter was elected a director of the Company in October 1993. Mr. Alter is the Vice Chairman and a director of the Cabletelevision Advertising Bureau ("CAB"), the national trade association of the cable television industry devoted to marketing and advertising, a position he has held since October 1991. Prior to October 1991, Mr. Alter, who founded the CAB, also served as its President and Chief Executive Officer for ten years. In November 1992, Mr. Alter was elected President of Alter Associates, Inc. From October 1991 to November 1992, Mr. Alter served as the senior advisor to the Board of Directors of Star TV/Hong Kong.

Julius Barnathan, 69..................................................    1993

   Julius Barnathan was elected a director of the Company in October 1993 and during fiscal 1994, 1995 and 1996 served as a director of VSC. Mr. Barnathan is currently a consultant and has been employed as such by Quantel Ltd. since February 1992, by Faroudja Laboratories Inc. since July 1994, by Statistical Research Inc.
   since March 1995 and by Warner Bros. since March 1996. Mr. Barnathan was employed by Capital Cities/ABC, Inc. for 39 years. He served as Senior Vice President of Capital Cities/ABC, Inc. in charge of Technology and Strategic Planning and President of ABC Broadcast Operations and Engineering. Mr. Barnathan is Chairman of the National Captioning Institute.

Terrence A. Elkes, 62.................................................    1993

   Terrence A. Elkes was elected Chairman of the Board of Directors of the Company in October 1993 and had served on the partnership committee of Manhattan Transfer/Edit Company ("MTE Co."), from July 1992 to February 1994, when it dissolved upon consummation of the Offering. Mr. Elkes is a Managing Director of Apollo, a private investment firm involved in the acquisition of companies in the media, communications, entertainment and broadcasting fields, which he co-founded in 1987. Prior to forming Apollo, Mr. Elkes was employed by Viacom International, Inc. where he served as President and Chief Executive Officer.

                                                                        DIRECTOR
                                                                          SINCE
                                                                        --------
Kenneth F. Gorman, 57.................................................    1993

   Kenneth F. Gorman was elected a director of the Company in October 1993 and had served on the partnership committee of MTE Co. from July 1992 to February 1994, when it dissolved upon consummation of the Offering. Mr. Gorman is currently a Managing Director of Apollo, which he co-founded in 1987. Prior to forming Apollo, Mr. Gorman served as the Executive Vice President and a director of Viacom International, Inc. and Chairman of the Viacom Networks
   Group. Mr. Gorman has served since 1990 as a member of, and chairman of the audit committee of, the board of directors of The Musicland Group, Inc.

Martin Irwin, 60......................................................    1993

   Martin Irwin was elected President, Chief Executive Officer and a director of the Company in October 1993 and had served as President, Chief Executive Officer and a member of the partnership committee of MTE Co. from July 1992 to February 1994, when it dissolved upon consummation of the Offering. From September 1991 through June 1992, Mr. Irwin ran the post-production operations of VSC, which he co-founded in 1979. Mr. Irwin served as President, Chief Operating Officer and a director of VSC from 1979 to 1989 and then served as a director of and Senior Consultant to VSC from July 1989 until July 1992. Prior to co-founding VSC, Mr. Irwin was employed by EUE/Screen Gems, a division of Columbia Pictures Industries, Inc., where he last served as Senior Vice President and General Manager.

Jeffrey J. Kaplan, 48.................................................    1993

   Jeffrey J. Kaplan was elected Executive Vice President, Chief Financial Officer and a director of the Company in October 1993 and had been a member of the partnership committee of MTE Co. from July 1992 to February 1994, when it dissolved upon consummation of the Offering. Mr. Kaplan has been Senior Vice President and Chief Financial Officer of both VSC and Audio Plus Video, a subsidiary of the Company, since September 1987 and a director since March 1992. Mr. Kaplan was a financial advisor to various public and private companies from September 1985 to September 1987. From November 1978 until August 1985, Mr. Kaplan was employed by Clabir Corporation, a New York Stock Exchange listed company, where he last served as Executive Vice President and Chief Financial Officer.

Louis H. Siracusano, 54...............................................    1993

   Louis H. Siracusano was elected a director of the Company in October 1993 and had been a member of the partnership committee of MTE Co. from July 1992 to February 1994, when it dissolved upon consummation of the Offering. He has served as Chairman, Chief Executive Officer and a director of VSC since 1986 and President since 1989. Mr. Siracusano also served as President of Audio Plus Video from July 1989 to February 1994. Mr. Siracusano was a founder of VSC and has served in various capacities with VSC since its formation. Mr. Siracusano was with Ampex Corporation and the American Broadcasting Company in various sales and engineering management positions prior to VSC's formation in 1979.

         The Board of Directors of the Company has standing Compensation and Audit Committees. Messrs. Gorman (Chairman), Alter and Barnathan are members of the Audit Committee. Messrs. Siracusano (Chairman), Alter and Barnathan are members of the Compensation Committee. None of Messrs. Alter, Barnathan, Gorman or Siracusano is an employee of the Company. The Company does not have a standing Nominating Committee.

         The Compensation Committee is charged by the Board of Directors with administering, reviewing and recommending changes in the Company's long-term incentive plan. The Compensation Committee may determine the employees entitled to grants, the option prices, which may not be less than fair market value on the date of grant, and the other terms of options or grants. The Compensation Committee met or acted by written consent on three occasions during the 1996 fiscal year.

         The Audit Committee has such powers as may be assigned to it by the Board of Directors from time to time and is charged with selecting the independent accountants to be retained by the Company, reviewing the scope and nature of the Company's internal auditing system and the objectivity of the Company's financial reporting. In addition, the Audit Committee reviews material transactions with related parties. The Audit Committee met or acted by written consent on two occasions during the 1996 fiscal year.

         During the 1996 fiscal year, the Board of Directors of the Company met, or acted by unanimous written consent, on eight occasions. Each of the directors attended at least 75% of the meetings of the Board of Directors and of the meetings held by committees of the Board of Directors on which he served during the 1996 fiscal year.

EXECUTIVE OFFICERS OF THE COMPANY

         The executive officers of the Company are as follows:


Name                     Age                       Position
----                     ---                       --------

Martin Irwin ........    60      Chief Executive Officer, President and Director

Jeffrey J. Kaplan....    48      Executive Vice President, Chief Financial
                                 Officer and Director

Kenneth D. Lorber....    49      Vice President; President of The Post Edge,
                                 Inc. ("Post Edge")

Adrien Macaluso......    51      Vice President; President of Audio Plus Video

Daniel Rosen.........    58      Vice President; President of Manhattan Transfer

Gary R. Strack.......    44      Vice President, Treasurer and Secretary

Jane Stuart..........    48      Vice President; President of Big Picture/Even
                                 Time Limited ("BPET")

         For information on the business background of Messrs. Irwin and Kaplan, see "Nominees for Election" above.

         Kenneth D. Lorber was elected Vice President of the Company in October 1995 and was elected President and a director of Post Edge, a wholly-owned subsidiary of the Company, in May 1995. Mr. Lorber had served as Vice President of Post Edge since 1992. From 1987 to 1992, Mr. Lorber was a principal of Kaplan/Lorber Public Relations, Inc., a public relations consulting firm. In 1977, Mr. Lorber and a partner founded Video Works, Inc. Mr. Lorber was Chairman and Chief Operating Officer of Video Works, Inc. until 1987 when he sold his equity interest in the company.

         Adrien Macaluso was elected Vice President of the Company in February 1994 and was elected President and a director of Audio Plus Video prior to the consummation of the Offering in February 1994. Mr. Macaluso had served as Vice President and General Manager of Audio Plus Video since 1985 and Group Vice President of VSC since 1991.

         Daniel Rosen was elected Vice President of the Company and President of Manhattan Transfer in April 1994. Prior to that time, Mr. Rosen was President of Editel NY for twelve years. During 1991-1992, Mr. Rosen also served as President of Editel LA and was named President of the New York divisions of Unitel Video, namely Unitel NY, Editel NY and Windsor Digital, which were acquired by Unitel Video in May 1992.

         Gary R. Strack was elected Vice President and Secretary of the Company in October 1993 and Treasurer in January 1995. Mr. Strack was Controller of the Company from October 1993 until January 1995. He had served as Treasurer of VSC and Audio Plus Video from May 1989 until October 1993. Prior to that time, he was Assistant Controller of VSC for four years. Mr. Strack, a certified public accountant, was the Assistant Controller of Damon Creations, Inc., an apparel company, from 1981 to 1984.

         Jane Stuart was elected Vice President of the Company in May 1995. Ms. Stuart has been the President of BPIX, Inc. and Highway Interactive, Inc. since 1994 and Big Picture Communications, Inc. since 1993. Ms. Stuart began working at Big Picture Editorial, Inc. ("BP") as Business Manager in 1988 and became General Manager in 1990 until 1995. Between 1980 and 1988, Ms. Stuart worked at Even Time Ltd. ("ET"), worked in the film stock-footage business and began a talent management business. Prior to 1981, Ms. Stuart worked as a reporter for the Middletown Times Herald Record and The Record of Bergen County.

         There is no family relationship between any officer or director of the Company.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who beneficially own more than ten percent of the Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Officers, directors and persons owning more than ten percent of the Common Stock are required to furnish the Company with copies of all such reports. To the Company's knowledge, based solely on a review of copies of such reports furnished to the Company, the Company believes that during the fiscal year ended July 31, 1996, its executive officers, directors and persons beneficially owning more than ten percent of the Common Stock complied with all applicable Section 16(a) filing requirements.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth all compensation paid or accrued by the Company for the 1996 fiscal year with respect to (a) the Company's Chief Executive Officer and (b) each of the four most highly compensated executive officers, other than the Chief Executive Officer, of the Company at July 31, 1996, whose salary and bonus from the Company in fiscal 1996 exceeded $100,000, and an additional two officers who would have been amongst the most highly compensated executive officers of the Company had they not resigned as executive officers of the Company during fiscal 1996 (collectively, the "Named Executive Officers").



                                                      Annual Compensation
                                      ---------------------------------------------------
                                                                                                NUMBER OF
                                                                                               SECURITIES
                                                                           OTHER ANNUAL        UNDERLYING       ALL OTHER
NAME AND PRINCIPAL POSITION           YEAR       SALARY       BONUS (1)   COMPENSATION(2)      OPTIONS (3)    COMPENSATION
---------------------------           ----       ------       ---------   ---------------      ----------     ------------
Martin Irwin
         Chief Executive Officer,     1996      $233,500        1,967          ---              120,000(4)        ---
         President and Director       1995       220,000        1,868          ---              120,000(4)        ---
                                      1994       209,231          707          ---              120,000(4)        ---
Jeffrey J. Kaplan
         Executive Vice President,    1996      $190,000       31,864          ---              271,818           ---
         Chief Financial Officer and  1995       190,000       31,866          ---              271,818           ---
         Director                     1994           ---          ---          ---              271,818           ---

Kenneth D. Lorber
         Vice President; President    1996      $115,000          797          ---               25,000           ---
         of Post Edge                 1995           ---          ---          ---                  ---           ---
                                      1994           ---          ---          ---                  ---           ---
Adrien Macaluso
         Vice President; President of 1996      $178,000       65,296          ---               60,000           ---
         Audio Plus Video             1995       160,000       66,505          ---               60,000           ---
                                      1994           ---          ---          ---                  ---           ---

Dominic Pandolfino(5)
         Vice President; Vice         1996      $ 86,729          951          ---               15,000           ---
         President and General        1995       150,000        1,769          ---               15,000           ---
         Manager of Manhattan         1994       139,904          620          ---               15,000           ---
         Transfer

Daniel Rosen
         Vice President; President of 1996      $229,808(6)    26,874          ---               75,000           ---
         Manhattan Transfer           1995       200,000       51,066(7)       ---               75,000           ---
                                      1994           ---          ---          ---               75,000           ---
Sylvester Timpanaro(5)
         Vice President; Executive    1996      $ 81,154          924          ---               15,000         37,500(8)
         Vice President Sales of      1995       150,000        1,804          ---               15,000           ---
         Manhattan Transfer           1994       139,904          620          ---               15,000           ---


(1) Fiscal 1995 and 1996 include amounts representing matching contributions by the Company under the Company's 401(K) plan. All amounts in fiscal 1994 represent matching contributions by the Company under the Company's 401(K) plan.

(2) Excludes items which are, in the aggregate, less than $50,000 or 10% of the total annual salary and bonus.

(3) Fiscal 1996 includes the replacement of options which had been previously granted under the Company's long-term incentive plan. Such replacement options were granted upon revised terms, including without limitation, a three year vesting period commencing in fiscal 1996 and a range in price from $4.00 to $6.00 per share.

(4) Does not include options to acquire an aggregate of 208,250 shares of Common Stock granted by the stockholders of the Company's predecessor to Mr. Irwin in consideration for his interest in the predecessor at prices which ranged from $1.80 to $7.78 per share. Mr. Irwin exercised a portion of such options on January 5, 1996, pursuant to which he acquired 69,417 shares of Common Stock at $1.80 per share. The remainder of such options expired in December 1995.

(5) Messrs. Pandolfino and Timpanaro's compensation only includes salary and matching contributions by the Company under the Company's 401(K) plan through March 1, 1996 and January 1, 1996, respectively, the effective dates of resignation of such officers in fiscal 1996.

(6) Includes $4,808 of retroactive compensation attributable from May 1, 1995 to July 31, 1995 in connection with the approval by the Compensation Committee of the Board of Directors of an increase of Mr. Rosen's base compensation, effective as of May 1, 1995, to $225,000 per annum.

(7)      Includes a $25,000  signing  bonus paid on August 1, 1994 and a minimum
         guarantee   bonus  of  $25,000  for  fiscal   1995.   See   "Employment
         Arrangements."

(8) In connection with his resignation, effective as of February 1, 1996, Mr. Timpanaro agreed not to compete with the Company, or be employed by a competitor thereof, for a period of one year in consideration of $75,000, payable in monthly installments.

OPTION GRANTS IN LAST FISCAL YEAR

         The following table provides information with respect to the grant of stock options during the last fiscal year to the Named Executive Officers. Only information concerning those Named Executive Officers who received option grants in fiscal 1996 is provided.


                                                                                                           POTENTIAL REALIZABLE
                                                                                                            VALUE  AT  ASSUMED
                               NUMBER OF               % OF TOTAL                                            ANNUAL RATES OF
                               SECURITIES            OPTIONS GRANTED       EXERCISE                            STOCK PRICE
                           UNDERLYING OPTIONS        TO EMPLOYEES IN      PRICE  PER     EXPIRATION         APPRECIATION  FOR
NAME                           GRANTED (1)          FISCAL YEAR  1996       SHARE           DATE            OPTION  TERM  (5)
----                       ------------------       -----------------     ----------     ----------        --------------------
                                                                                                             5%            10%
                                                                                                           -------      --------
Martin Irwin                   40,000(2)                  9.37              $4.00          4/10/06         $59,901      $190,155
                               40,000(3)                  9.37               5.00          4/10/06          19,901       150,155
                               40,000(4)                  9.37               6.00          4/10/06               0       110,155

Jeffrey J. Kaplan              30,000(2)                  7.03               4.00          4/10/06          44,926       142,616
                               30,000(3)                  7.03               5.00          4/10/06          14,926       112,616
                               30,000(4)                  7.03               6.00          4/10/06               0        82,616

Kenneth D. Lorber               8,333(2)                  1.95               4.00          4/10/06          12,479        39,614
                                8,334(3)                  1.95               5.00          4/10/06           4,146        31,285
                                8,333(4)                  1.95               6.00          4/10/06               0        22,948

Adrien Macaluso                20,000(2)                  4.68               4.00          4/10/06          29,950        95,078
                               20,000(3)                  4.68               5.00          4/10/06           9,950        75,078
                               20,000(4)                  4.68               6.00          4/10/06               0        55,078

Daniel Rosen                   25,000(2)                  5.86               4.00          4/10/06          37,438       118,847
                               25,000(3)                  5.86               5.00          4/10/06          12,438        93,847
                               25,000(4)                  5.86               6.00          4/10/06               0        68,847

                                     - 12 -

(1) All option grants represent the replacement of options which had been previously granted under the Company's long-term incentive plan. For purposes of this table, such grants have been broken down according to the exercise price thereof.
(2)      Vests on April 10, 1997.
(3)      Vests on April 10, 1998.

(4)      Vests on April 10, 1999.
(5) Valuation is based upon the potential realizable dollar value of the replacement option grants with assumed rates of appreciation of 5% and 10% per annum from the date of grant to the end of the option term.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUE TABLE

         The following table provides information with respect to the exercise of stock options during the fiscal year by the Named Executive Officers and the value of unexercised options owned by the Named Executive Officers at fiscal year end.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                          NUMBER  OF       NUMBER  OF
                                                          SECURITIES       SECURITIES       VALUE OF          VALUE OF
                                                          UNDERLYING       UNDERLYING      UNEXERCISED       UNEXERCISED
                            NUMBER OF                    UNEXERCISED      UNEXERCISED     IN-THE-MONEY      IN-THE-MONEY
                              SHARES                      OPTIONS AT       OPTIONS AT      OPTIONS AT        OPTIONS AT
                           ACQUIRED ON      VALUE       JULY 31, 1996     JULY 31, 1996   JULY 31, 1996(1)  JULY 31, 1996(1)(2)
NAME                         EXERCISE      REALIZED      EXERCISABLE      UNEXERCISABLE    EXERCISABLE      UNEXERCISABLE
----                       -----------     --------     -------------     -------------   -------------     -------------

Martin Irwin                  49,617       115,360(3)            0          120,000            ---                0
Jeffrey J. Kaplan              ---           ---           181,818           90,000            ---                0
Kenneth D. Lorber              ---           ---                 0           25,000            ---                0
Adrien Macaluso                ---           ---                 0           60,000            ---                0
Dominic Pandolfino             ---           ---                 0                0            ---                0
Daniel Rosen                   ---           ---                 0           75,000            ---                0
Sylvester Timpanaro            ---           ---                 0                0            ---                0


(1) The value is based on the excess of the market price of the Company's Common Stock at the end of the Company's 1996 fiscal year over the option price of the unexercised options.

(2) At July 31, 1996, the closing bid price of the Common Stock on NASDAQ/NMS was $4 per share.

(3) On January 5, 1996, Mr. Irwin exercised options to purchase 69,417 shares of Common Stock at $1.80 per share in connection with options to purchase an aggregate of 208,250 shares of Common Stock granted by the stockholders of the Company's predecessor to Mr. Irwin in consideration for his interest in the predecessor at prices which ranged from $1.80 to $7.78 per share. The remainder of such options expired in December 1995. The value realized is calculated by determining the difference between the fair market value of the Common Stock underlying the options exercised and the exercise price of such options. At January 5, 1996, the closing bid price of the Common Stock on NASDAQ/NMS was $4 1/8 per share.

LONG-TERM INCENTIVE PLANS - AWARDS IN THE LAST FISCAL YEAR

         The following table provides information with respect to each award made to the Named Executive Officers under the Company's long-term incentive plan in the last fiscal year. Only information concerning those Named Executive Officers who received such awards in fiscal 1996 is provided.


                           NUMBER OF SHARES UNDERLYING
NAME                           OPTIONS GRANTED (1)            VESTING PERIOD(2)
----                       ---------------------------        --------------

Martin Irwin                        120,000                  4/10/96 - 4/10/99
Jeffrey J. Kaplan                    90,000                  4/10/96 - 4/10/99
Kenneth D. Lorber                    25,000                  4/10/96 - 4/10/99
Adrien Macaluso                      60,000                  4/10/96 - 4/10/99
Daniel Rosen                         75,000                  4/10/96 - 4/10/99

(1) All options granted to the Named Executive Officers in fiscal 1996 represent the replacement of options which had been previously granted under the Company's long-term incentive plan. Such replacement options were granted under revised terms, including without limitation, a range in price from $4.00 to $6.00 per share.

(2) All replacement options vest in equal installments on each of April 10, 1997, 1998 and 1999.


EMPLOYMENT ARRANGEMENTS

         Prior to the consummation of the Offering, the Company entered into employment contracts with Messrs. Irwin, Kaplan and Macaluso, each having a term commencing on February 8, 1994 and ending three years thereafter, or twelve months following notice of termination by either party, whichever is later.

         Mr. Irwin's contract provides for base compensation of $220,000 per annum and a bonus equal to two percent of the base salary for each one percent increase over certain earnings per share target levels ($0.70 per share for fiscal year 1996) to be established annually by the Compensation Committee of the Board of Directors. Effective as of February 15, 1996, Mr. Irwin's base compensation was increased to $250,000 per annum.

         Mr. Kaplan's contract provides for base compensation of $190,000 per annum and a bonus calculated in the same fashion as Mr. Irwin's.

         Mr. Macaluso's contract provides for base compensation of $160,000 per annum and a bonus equal to two percent of the base salary for each one percent increase in profitability of Audio Plus Video and its subsidiaries. Effective as of February 15, 1996, Mr. Macaluso's base compensation was increased to $200,000 per annum.

         The Company entered into an employment contract with Mr. Rosen, with a term commencing on May 23, 1994 and ending on May 22, 1997 or twelve months following a notice of termination by either party, whichever is later. Mr. Rosen's contract provides for base compensation of $200,000 per annum and a bonus calculated in the same fashion as Mr. Macaluso's, except that profitability relates to Manhattan Transfer and its subsidiaries. Effective as of May 1, 1995, Mr. Rosen's base compensation was increased to $225,000 per annum.

         Each of the above-referenced employment agreements provide that (i) the Compensation Committee of the Board of Directors may award a discretionary bonus to the executive in connection with services performed relating to, in the case of certain executive officers, the execution of certain extraordinary corporate events, (ii) the employee will be entitled to participate in such compensation plans, incentive plans, group life, health, accident, disability and hospitalization insurance plans, pension plans and retirement plans as the Company may make available to its other executive employees, and (iii) upon termination without cause, the employee is entitled to receive his annual base compensation and any incentive compensation for the remainder of the originally scheduled term of the agreement. Termination for cause includes termination for breach, nonperformance, fraud or conviction of a felony. Additionally, each such employment agreement provides that the employee is entitled to terminate his employment at any time during the six-month period following any "change in control" (as defined in the Company's long-term incentive plan) that results in a material diminution in the capacity and terms of his employment. Any such termination shall be treated as a termination without cause.

         The Company and its BPET subsidiary entered into an employment contract with Jane Stuart, with a term commencing on May 4, 1995 and ending on May 4, 2000. Ms. Stuart's contract provides for base compensation of $100,000 per annum. Under her employment contract, Ms. Stuart is entitled to participate in all stock option and other equity related incentive programs, group life, health, accident, disability and hospitalization insurance plans, pension plans and retirement plans as the Company may make available to its other executive employees. Upon termination without cause, Ms. Stuart is entitled to receive her annual base compensation for the remainder of the originally scheduled term of the agreement. Termination for cause includes termination for breach, nonperformance, fraud or conviction of a felony. Ms. Stuart is a partner of BPET Partnership, a New York general partnership, which pursuant to a purchase agreement (the "BP/ET Purchase Agreement"), dated as of April 25, 1995, by and among the Company, BPET and certain shareholders of BP and ET, is entitled to certain contingent purchase price payments based on (i) increases in profitability of BPET and (ii) increases in the amount of post-production work performed for BPET or directed by BPET to the Company, over a certain base number, for the twelve month period ending April 30, 1996, up to a maximum amount of $1,920,000 in additional purchase price payments.

         Post Edge entered into an employment contract with Kenneth D. Lorber with a term commencing on June 1, 1995 and ending on May 31, 1998, or twelve months following notice of termination by either party, whichever is later. Mr. Lorber's contract provides for base compensation of $115,000 per annum and a bonus equal to 30% of the base salary for any fiscal year within the term that the business plan of Post Edge is achieved. Under his employment contract, Mr. Lorber is entitled to participate in such compensation plans, incentive plans, group life, health, accident, disability and hospitalization insurance plans, pension plans and retirement plans as Post Edge may make available to its other executive employees. Upon termination without cause, Mr. Lorber is entitled to receive his annual base compensation and any incentive compensation for the remainder of the originally scheduled term of the agreement. Termination for cause includes termination for breach, nonperformance, fraud or conviction of a felony. Mr. Lorber is entitled to terminate his employment at any time during the six-month period following any "change in control" (as defined in the Company's long-term incentive plan) that results in a material diminution in the capacity and terms of his employment. Any such termination shall be treated as a termination without cause.

DIRECTORS' COMPENSATION

         Each member of the Board of Directors who is not an officer received an annual fee of $15,000 ($18,000 in the case of the Chairman of the Board of Directors) for serving on the Board of Directors plus $750 ($1,500 in the case of the Chairman of the Board of Directors) and reimbursement of expenses for each Board of Directors or committee meeting attended. Directors who chair committees received $1,000 plus reimbursement of expenses for each committee meeting attended.

         The stockholders and directors of the Company have approved a restricted share plan for directors who are not employees of the Company. A total of 50,000 shares of Common Stock is available for issuance under such plan and each non-employee director received an award of 2,000 shares (5,000 shares in the case of the Chairman of the Board of Directors) in fiscal 1994 which vested in February 1996.

         COMPENSATION COMMITTEE REPORT ON EXECUTIVE OFFICER COMPENSATION

         The Compensation Committee of the Board of Directors (the "Committee"), which is composed entirely of directors who are neither officers nor employees of the Company, establishes and reviews the Company's arrangements and programs for compensating executive officers, including the Named Executive Officers.

PHILOSOPHY AND POLICY

         The Committee's policy is to design executive compensation packages that reward the achievement of both short-term and long-term objectives of the Company. Consistent with this approach, the compensation of the Company's executive officers generally consists of base salary, incentive bonuses and a long-term equity based component. The base salary and incentive bonuses are designed to compensate executives for the attainment of short-term objectives while the long-term performance of the executive is rewarded through the periodic grants of stock options, stock appreciation rights and restricted stock under the Company's long-term incentive plan.

         BASE SALARY. The Company believes that the base salaries paid to its executive officers are competitive with the salaries of executives in comparable positions with companies which compete with the Company. Although the Committee believes that the base salaries paid by certain of the Company's competitors are higher than the salaries paid by the Company, the Company has been successful in attracting and retaining high-quality executives as a result of the incentive and long-term components of its executive compensation policies.

         INCENTIVE BONUSES. All of the executive officers, other than Jane Stuart, are entitled to receive an incentive bonus based on the achievement of objective criteria, such as earnings per share targets. The specific objective criteria applicable to an executive depends upon the executive's position and responsibilities with the Company. In addition, certain executives are entitled to earn a discretionary bonus in connection with services performed relating to the execution of certain extraordinary corporate events. For a description of certain purchase price payments applicable to Ms. Stuart, see "Employment Arrangements" and "Certain Transactions."

         LONG-TERM COMPENSATION. The Committee believes that, in addition to compensating executives for long-term performance of the Company, the granting of stock options and other equity based compensation aligns the interest of executives with those of the Company's stockholders. The size of the grants are consistent with these principles and also are based on the executive's performance and position with the Company.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

         Mr. Irwin's compensation for the fiscal year ended July 31, 1996 was determined pursuant to his employment agreement which expires on February 15, 1997. Mr. Irwin's base salary was increased to $250,000 per annum, effective as of February 15, 1996. This increase was effected to maintain Mr. Irwin's salary at a level comparable to those of chief executive officers of certain of the Company's competitors. Mr. Irwin's employment agreement was negotiated with the principal stockholders of the Company prior to the consummation of the Company's initial public offering in February 1994. In consideration of Mr. Irwin's interest in the Company's predecessor, such stockholders granted Mr. Irwin stock options to purchase from them an aggregate of 208,250 shares of Common Stock at prices ranging from $1.80 to $7.78 per share. Certain of those options became exercisable only if certain performance targets were met. In addition, in fiscal 1994 the Company granted Mr. Irwin stock options to purchase 120,000 shares of Common Stock under the Company's long-term incentive plan at an exercise price of $11.00 per share, the initial public offering price. In fiscal 1996, the Company replaced all options previously granted under the Company's long-term incentive plan upon revised terms, including without limitation, a reduction in the exercise price ranging from $4.00 to $6.00 per share and a three year vesting period commencing in fiscal 1996. See "Report on Repricing of Options." For fiscal 1996, Mr. Irwin did not earn a cash bonus. The Committee believes that Mr. Irwin's compensation package is consistent with its philosophy and policies on executive compensation.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

         Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation over $1,000,000 paid to the Company's Chief Executive Officer and certain other highly compensated executive officers. Incentive plans, such as the Company's long-term incentive plan, subject to certain transition rules are not subject to these deduction limits. The Committee does not believe that the cash compensation to be paid to the Chief Executive Officer or such other highly compensated executives will exceed the deduction limit set by Section 162(m).

REPORT ON REPRICING OF OPTIONS

         In fiscal 1996, the Committee approved the replacement of all options previously granted under the Company's long-term incentive plan, all of which were exercisable at prices significantly in excess of the fair market value of the Common Stock, as quoted on NASDAQ/NMS, at the time of such replacement. Such replacement options were granted upon revised terms, including without limitation, a three year vesting period commencing in fiscal 1996 and a reduced exercise price ranging from $4.00 to $6.00 per share. The Committee believes that the prior option price, which was at a significant premium to the fair market value of the Common Stock, did not appropriately align interests of management with that of the Company's stockholders. The Committee believes that such replacement options are consistent with its philosophy and policies on executive compensation.


                           TEN-YEAR OPTION REPRICINGS

                                                NUMBER  OF       PER SHARE                                       LENGTH OF
                                                SECURITIES      MARKET PRICE     EXERCISE                     ORIGINAL OPTION
                                                UNDERLYING      OF STOCK AT      PRICE AT                      TERM REMAINING
                                                 OPTIONS          TIME OF         TIME OF     NEW EXERCISE       AT DATE OF
NAME                               DATE          REPRICED        REPRICING       REPRICING      PRICE (1)       REPRICING(2)
----                               ----         ----------      ------------     ---------    ------------    ---------------
Martin Irwin                      4/10/96         120,000           3 3/8          $11.00          $4-6        7 yrs. 3 mos.
   Chief Executive Officer,
   President and Director

Jeffrey J. Kaplan                 4/10/96          90,000           3 3/8           11.00           4-6        7 yrs. 3 mos.
   Executive Vice President,
   Chief Financial Officer and
   Director

Kenneth D. Lorber                 4/10/96          25,000           3 3/8            5.75           4-6        8 yrs. 7 mos.
   Vice President; President of
   Post Edge

Adrien Macaluso                   4/10/96          60,000           3 3/8           11.00           4-6        7 yrs. 3 mos.
   Vice President;
   President of Audio Plus Video

Daniel Rosen                      4/10/96          75,000           3 3/8           11.00           4-6        7 yrs. 6 mos.
   Vice President;
   President of Manhattan
   Transfer

(1) All replacement options are exercisable at prices which range from $4.00 to $6.00 per share. The first one-third of such options are exercisable at $4.00 per share, an additional one-third of such options are exercisable at $5.00 per share and the remainder of such options are exercisable at $6.00 per share.
(2) The length of time remaining before the replaced options would have expired is calculated as of November 15, 1996, except with respect to options owned by Daniel Rosen and Kenneth D. Lorber, which are calculated as of November 23, 1996 and November 1, 1996, respectively.


                             COMPENSATION COMMITTEE

                          Louis H. Siracusano, Chairman
                                 Robert H. Alter
                                Julius Barnathan

         The foregoing report of the Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

PERFORMANCE GRAPH

         The following graph compares the cumulative total stockholder return of the Company's Common Stock with the cumulative total return of the NASDAQ Composite Index and a selected peer group index for the period from February 8, 1994 (the date the Common Stock commenced trading on NASDAQ/NMS) until July 31, 1996, the end of the Company's fiscal year. The selected peer group, which includes companies that are engaged in providing services related to those provided by the Company and have similar market capitalizations, consists of Laser-Pacific Media Corp., Northwest Teleproductions, Inc., Todd AO Corp. and Unitel Video Inc. The graph assumes that the value of the investment in the Common Stock was $100 on February 8, 1994 and that all dividends were reinvested.


                                 February 8, 1994        July 29, 1994       July 31, 1995        July 31, 1996
                                 ----------------        -------------       -------------        -------------
International Post Limited            $100.00               $75.00               $43.75               $35.23
Peer Group                            $100.00               $81.32              $134.94              $121.42
NASDAQ Composite                      $100.00               $92.68              $128.49              $138.68

                              CERTAIN TRANSACTIONS


         The Company was formed in October 1993 to own and operate the combined businesses of MTE Co. and Audio Plus Video. The Company acquired the business of MTE Co. immediately prior to, and in connection with, the consummation of the Offering pursuant to a transaction in which (i) VSC and Holdings, the general partners of MTE Co., received additional shares of Common Stock of the Company in exchange for contributing their partnership interests in MTE Co. to the Company and (ii) the assets and liabilities of MTE Co. were contributed to Manhattan Transfer. MTE Co. terminated as a result of such transfers.

         In December 1993, the Company entered into an acquisition agreement with VSC pursuant to which, simultaneously with the closing of the Offering in February 1994, it purchased from VSC all of the outstanding capital stock of Audio Plus Video and IPL Express Courier, Inc. ("Courier"), a sister subsidiary, that is managed by common personnel and serves as Audio Plus Video's in-house delivery service. VSC previously owned 22% of the Company and now owns less than 5%.

         Under the BP/ET Purchase Agreement, BPET Partnership is entitled to certain contingent purchase price payments based on (i) increases in profitability of BPET and (ii) increases in the amount of post-production work performed for BPET or directed by BPET to the Company, over a certain base number, for the twelve month period ending April 30, 1996, up to a maximum of $1,920,000 in additional purchase price payments. Ms. Stuart is also a partner of BPET Partnership. The Company believes that the amount of consideration paid under the BP/ET Stock Purchase Agreement was determined pursuant to arm's-length negotiations. In addition, in connection with such acquisition, BPET and the Company entered into a five-year employment agreement with Jane Stuart. See "Employment Arrangements."

         In order to secure the prompt payment and performance of all of their respective obligations under the BP/ET Purchase Agreement and Section 8 of Ms. Stuart's employment agreement, Ms. Stuart pledged to the Company her partnership interest in BP Partnership and each of Ms. Stuart and BP Partnership pledged to the Company all of the notes (the "Notes") such parties received in consideration for the stock of BP purchased by the Company under the BP/ET Purchase Agreement and any Notes such parties may subsequently acquire, other than any Notes which such parties may receive as contingent consideration under the BP/ET Purchase Agreement. Such pledged securities were deposited into escrow.

         The Company has from time to time entered into transactions with VSC for the purchase or sale of various services and materials. Services provided for the Company by VSC include duplication services, satellite services, maintenance and repair of post-production computer systems, and equipment rentals and repairs. The Company paid approximately $241,000 for such services during its 1996 fiscal year. In addition, the Company has provided services for VSC, for which it received approximately $184,000 in the aggregate during the 1996 fiscal year. The Company believes that these transactions were at such rates as could have been obtained in arm's-length transactions.

         Audio Plus Video leases a facility in Northvale, New Jersey, which was consolidated into a 38,000 square foot facility, including 4,000 square feet for expansion, for its principal production and office facilities from L.I.M.A. Partners, a New Jersey general partnership. L.I.M.A. Partners is comprised of two general partners who collectively own a substantial majority of the outstanding capital stock of VSC. Louis H. Siracusano, a director of the Company, is one of the general partners of L.I.M.A. Partners and holds a 50% interest in the partnership. The existing lease has a 17 year term and provides for an aggregate annual rent of approximately $388,000 (plus additional amounts for utilities, real estate taxes and maintenance costs). During fiscal 1996, Audio Plus Video paid an aggregate amount of $444,000 under such lease. The Company believes that the terms of such lease are comparable to terms Audio Plus Video could have obtained in an arm's-length transaction.

         During fiscal 1996, the Company purchased certain machinery and equipment from A.F. Associates, Inc., a subsidiary of VSC, of which Mr. Siracusano is the Executive Vice President, for $103,000. The Company believes that the terms of this transaction were comparable to terms it could have obtained in an arm's-length transaction.

         MTE Co. subleased one of its two New York facilities from VSC. In connection with the formation of MTE Co. and its acquisition of the business of VSC Post Production, Inc. ("VSC Post") from VSC in July 1992, VSC agreed to permit MTE Co. to continue to operate the business of VSC Post in the facility covered by a lease agreement between VSC and an unaffiliated third party, in return for which MTE Co. agreed to reimburse VSC for all payments due under the lease. The annual rent under the lease is approximately $400,000 per year (plus additional amounts for real estate taxes and operating expenses). Manhattan Transfer, a wholly-owned subsidiary of the Company which operates the business of MTE Co., completed consolidation with this facility and MTE Co.'s former principal executive offices in March 1994. Such lease expired in June 1996.

         The Company sublet its New York City corporate office from a VSC affiliate, under a lease accounted for as an operating lease. Such rental expense of the Company amounted to $24,500 for the year ended July 31, 1996. The Company believes that the terms of this agreement were comparable to terms it could have obtained in an arm's-length transaction.

         In connection with the acquisition of the business of VSC Post in July 1992, MTE Co. assumed a VSC obligation to pay to Martin Irwin, the Chief Executive Officer and President of the Company, the amount of $1,208,000. The obligation arose in 1989 when Mr. Irwin (who co-founded VSC in 1979) sold his equity interest in VSC back to VSC for cash and notes and entered into a five-year consulting agreement with VSC. The debt to Mr. Irwin is evidenced by two promissory notes which bear interest at rates ranging from 8% to 9.2% and are payable through 1996. As of July 31, 1996, the outstanding balance of this obligation was approximately $408,000. Such balance was subsequently paid by the Company in August 1996.


                        PROPOSALS FOR NEXT YEAR'S MEETING

         Any proposal by a stockholder who intends to be present at the next Annual Meeting of Stockholders must be received by the Company for inclusion in its proxy statement and form of proxy relating to the Annual Meeting no later than July 26, 1997.


                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

         The Company's financial statements for the fiscal year ended July 31, 1996 have been audited by Arthur Andersen LLP, independent auditors. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting of Stockholders to make a statement if they so desire and are expected to be available to respond to appropriate questions.


                                  MISCELLANEOUS

         The Board of Directors of the Company does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the meeting other than as set forth in the accompanying Notice of Annual Meeting of Stockholders. However, if other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

         The Company will bear the cost of preparing, assembling and mailing the enclosed form of proxy, this Proxy Statement and other material which may be sent to stockholders in connection with this solicitation. The Board of Directors may use the services of the Company's directors, officers and other regular employees to solicit proxies. The Company may reimburse persons holding shares in their names or in the names of nominees for their expenses in sending proxies and proxy material to their principals.

         Copies of the 1996 Annual Report to Stockholders, including financial statements for the fiscal year ended July 31, 1996, are being mailed to the stockholders prior to or simultaneously with this Proxy Statement. Such Annual Report is not to be considered a part of this Proxy Statement.

         THE COMPANY WILL PROVIDE A COPY OF ITS ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (FORM 10-K) FOR THE FISCAL YEAR ENDED JULY 31, 1996 TO EACH STOCKHOLDER WITHOUT CHARGE (OTHER THAN A REASONABLE CHARGE FOR ANY EXHIBIT REQUESTED) UPON WRITTEN REQUEST TO:

                         International Post Limited
                         545 Fifth Avenue
                         New York, New York  10017
                         Attention:  Jeffrey J. Kaplan
                                     Executive Vice President and
                                     Chief Financial Officer

PROXY                                                               COMMON STOCK

                           INTERNATIONAL POST LIMITED

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
              OF THE COMPANY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 JANUARY 8, 1997


         The undersigned hereby constitutes and appoints Jeffrey J. Kaplan and Gary R. Strack, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Annual Meeting of Stockholders of INTERNATIONAL POST LIMITED, to be held at The Sky Club, 200 Park Avenue, 56th Floor, New York, New York 10166, on January 8, 1997 at 10 a.m. local time, and at any adjournments or postponements thereof, on all matters coming before said meeting.

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES OF THE BOARD OF DIRECTORS.

         The  undersigned   acknowledges   receipt  of  the  accompanying  Proxy
Statement dated November 26, 1996.


1.   TO ELECT DIRECTORS:

                           FOR all nominees listed below  [ ]

                           WITHHOLD AUTHORITY to vote for
                           all nominees listed below      [ ]

                          *EXCEPTIONS                     [ ]

Nominees: Robert H. Alter, Julius Barnathan, Terrence A. Elkes, Kenneth F. Gorman, Martin Irwin, Jeffrey J. Kaplan and Louis H. Siracusano. (INSTRUCTIONS:
To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided below.)

*Exceptions
            --------------------------------------------------------------------

--------------------------------------------------------------------------------

2. At their discretion, upon any other business which may properly come before the meeting or any adjournments or postponements thereof.


           I plan [ ] I do not plan [ ] to attend the Annual Meeting.

                Change of Address and or Comments Mark Here [ ]


                                        (Please  date and sign  exactly  as name
                                        appears   hereon.    When   signing   as
                                        attorney,       trustee,       executor,
                                        administrator,    guardian,    corporate
                                        officer,  etc.,  please give full title.
                                        If more than one trustee, all should sign. Joint owners must each sign.)



                                        Date:                           , 199
                                              --------------------------     ---

                                        ----------------------------------------
                                                      Signature

                                        ----------------------------------------
                                                      Signature



          PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.